UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 30, 2013

LANTHEUS MEDICAL IMAGING, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-169785	51-0396366
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

331 Treble Cove Road, North Billerica, MA 01862

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:  (978) 671-8001

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 30, 2013, the Board of Directors of the registrant, Lantheus Medical Imaging, Inc. (the “Company”), adopted the Lantheus MI Holdings, Inc. 2013 Equity Incentive Plan (the “2013 Plan”).  The 2013 Plan authorizes the grant of equity-based incentive awards to employees, directors (including, non-employee directors) and consultants of Lantheus MI Holdings, Inc. (“Lantheus Holdings”) or any subsidiary of Lantheus Holdings, including the Company.

The 2013 Plan will be administered by the Company’s Compensation Committee.  Awards under the 2013 Plan may consist of stock options, stock appreciation rights, restricted stock, restricted stock units or other stock-based awards.  The 2013 Plan provides that 1,500,000 shares of Lantheus Holdings’ common stock are reserved for issuance, subject to adjustment in case of certain events described in the 2013 Plan.  Unless earlier terminated by the Compensation Committee, the 2013 Plan will remain in effect until April 30, 2023.

The description of the 2013 Plan set forth above is a summary only and is qualified in its entirety by reference to the full text of the 2013 Plan, attached as an exhibit hereto and incorporated by reference herein.  The forms of option grant award agreements for employees and non-employee directors, which the Board of Directors of the Company adopted in connection with the 2013 Plan, are also attached as exhibits hereto.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibits
10.1	Lantheus MI Holdings, Inc. 2013 Equity Incentive Plan
10.2	Form of Employee Option Grant Award Agreement
10.3	Form of Non-Employee Director Option Grant Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANTHEUS MEDICAL IMAGING, INC.

By:	/s/ Michael P. Duffy
Name:	Michael P. Duffy
Title:	Vice President and Secretary

Date:  May 6, 2013

EXHIBIT LIST

Exhibit Number	Description of Exhibits
10.1	Lantheus MI Holdings, Inc. 2013 Equity Incentive Plan
10.2	Form of Employee Option Grant Award Agreement
10.3	Form of Non-Employee Director Option Grant Award Agreement